EXHIBIT a.8

                             ARTICLES SUPPLEMENTARY

                         AETNA VARIABLE PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation, by unanimous written consent dated June 8, 2001, adopted resolutions designating and classifying eight hundred million (800,000,000) shares of capital stock of the Corporation into a new "Class S" of each portfolio of stock of the Corporation as follows:

Portfolio                                Class of Portfolio             Shares Allocated
---------                                ------------------             ----------------

Aetna Growth VP                                Class S                    100,000,000

Aetna International VP                         Class S                    100,000,000

Aetna Small Company VP                         Class S                    100,000,000

Aetna Value Opportunity VP                     Class S                    100,000,000

Aetna Index Plus Large Cap VP                  Class S                    100,000,000

Aetna Index Plus Mid Cap VP                    Class S                    100,000,000

Aetna Index Plus Small Cap VP                  Class S                    100,000,000

Aetna Technology VP                            Class S                    100,000,000


       SECOND: The shares designated and classified in paragraph FIRST of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Paragraph 7and elsewhere in the Corporation's Articles of Incorporation, as amended. In addition, Class S shares of each portfolio may be subject to a distribution fee pursuant to the terms of issuance of such shares.

       THIRD: The shares of the Corporation classified pursuant to paragraphs FIRST of these Articles Supplementary have been so classified by the Board under the authority contained in the charter of the Corporation.

       FOURTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue two billion one hundred million (2,100,000,000) shares of common stock with a par value of $0.001 per share and with an aggregate par value of two million one hundred thousand dollars ($2,100,000), of which the Board had designated and classified eight hundred million (800,000,000) shares as follows:

Portfolio                                    Class of Portfolio                 Shares Allocated
---------                                    ------------------                 ----------------

Aetna Growth VP                                    Class R                         100,000,000

Aetna International VP                             Class R                         100,000,000

Aetna Small Company VP                             Class R                         100,000,000

Aetna Value Opportunity VP                         Class R                         100,000,000

Aetna Index Plus Large Cap VP                      Class R                         100,000,000

Aetna Index Plus Mid Cap VP                        Class R                         100,000,000

Aetna Index Plus Small Cap VP                      Class R                         100,000,000

Aetna Technology VP                                Class R                         100,000,000


       FIFTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue two billion one hundred million (2,100,000,000) shares of common stock with a par value of $0.001 per share and with an aggregate par value of two million one hundred thousand dollars ($2,100,000), of which the Board has designated and classified one billion, six hundred million (1,600,000,000) shares as set forth in paragraphs FIRST and FOURTH of these Articles Supplementary.

IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                   AETNA VARIABLE PORTFOLIOS, INC.


/s/ Michael Gioffre                        By: /s/ J. Scott Fox
-----------------------------------       ----------------------------------
Michael Gioffre                                J. Scott Fox
Secretary                                      President

Date:   June 8, 2001
        Hartford, Connecticut

CORPORATE SEAL